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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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Senseonics Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 30, 2018

Dear Stockholder:

        The Annual Meeting of Stockholders of Senseonics Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn Express, 20260 Goldenrod Lane, Germantown, MD 20876, on Wednesday, May 30, 2018 at 9:00 a.m. local time for the following purposes:

  1.
  To elect the three nominees of the Board of Directors, Steven Edelman, Edward J. Fiorentino and Peter Justin Klein, to the Board of Directors to hold office until the 2021 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2018.

  3.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 450,000,000 shares.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is April 20, 2018. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on May, 30 2018 at 9:00 a.m. at the Holiday Inn Express located at 20260 Goldenrod Lane, Germantown, MD 20876.

The proxy statement and annual report to stockholders
are available at www.senseonics.com.

By Order of the Board of Directors,

R. Don Elsey Secretary

Germantown, Maryland
April 30, 2018

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by one of the following methods as promptly as possible in order to ensure your representation at the meeting: 1) over the internet at www.envisionreports.com/sens, 2) by telephone by calling the toll-free number 1-800-652-8683 or 3) by completing, dating, signing and returning the enclosed proxy card in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SENSEONICS HOLDINGS, INC.
20451 Seneca Meadows Parkway
Germantown, Maryland 20876-7005

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To be Held On May 30, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We have sent you these proxy materials because the Board of Directors of Senseonics Holdings, Inc. (the "Board of Directors") is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

        We intend to mail these proxy materials on or about April 30, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

        The meeting will be held on Wednesday, May 30, 2018 at 9:00 a.m. local time at the Holiday Inn Express, 20260 Goldenrod Lane, Germantown, MD 20876. Directions to the Annual Meeting may be found at http://www.senseonics.com/investor-relations/events-and-publications/events-and-presentations. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 20, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were 137,406,502 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 20, 2018 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 20, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

  •
  Proposal No. 1—Election of three directors;

  •
  Proposal No. 2—Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

  •
  Proposal No. 3—Approval of proposed amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 450,000,000 shares.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all of the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote online, go to at www.envisionreports.com/sens. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2018 to be counted.

  •
  To vote over the telephone, dial toll-free 1-800-652-8683. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 29, 2018 to be counted.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Please complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

        Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE"), deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, but your broker may vote your shares on Proposal No. 2 even in the absence of your instruction. Additionally, the NYSE has advised us that Proposal No. 3 is considered to be "routine" under NYSE rules meaning that your broker may vote your shares on this proposal in the absence of your voting instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all three nominees for director, "For" the ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2018 and "For" the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 450,000,000 shares. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 31, 2018, to our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2019 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between January 30, 2019 and March 1, 2019. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

        If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under the Exchange Act, including the person's written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack of independence, of the proposed nominee.

        For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on March 23, 2016.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes and, with respect to the other proposals, votes "For," "Against," abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes, if applicable, for Proposal 2 will have no effect. Abstentions and broker non-votes, if any, for Proposal 3 will have the same effect as "Against" votes.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes." The NYSE has advised us that Proposal 2 and Proposal 3 are considered to be "routine" under NYSE rules and we therefore do not expect any broker non-votes to exist in connection with either of these proposals.

        As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

        For the election of directors, the three nominees receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome.

        To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes, if any, will have no effect.

        To be approved, Proposal No. 3, amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 450,000,000 shares, must receive "For" votes from the holders, either in person or by proxy, of a majority of the outstanding shares entitled to vote on the matter. If you mark your proxy to "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes, if any, will have the same effect as an "Against" vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 137,406,502 shares outstanding and entitled to vote. Thus, the holders of 68,703,252 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K.

What proxy materials are available on the internet?

        The proxy statement and annual report to stockholders are available at www.senseonics.com.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2018. Each of the nominees listed below is currently a director who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2021 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. Six directors attended the 2017 Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

        The Nominating and Corporate Governance Committee of our Board of Directors seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the overall composition of the Board of Directors, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors.

        The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2021 ANNUAL MEETING

Steven Edelman, M.D., age 62

        Dr. Edelman was elected to our Board of Directors in September 2016. Dr. Edelman has served as a Professor of Medicine in the Division of Endocrinology, Diabetes & Metabolism at the University of California, San Diego and the Veterans Affairs Healthcare System of San Diego since 2001. He also currently serves as a director of Taking Control of Your Diabetes, a non-profit organization promoting patient education, motivation and self-advocacy that he founded in 1995, and the Diabetes Care Clinic VA Medical Center. Dr. Edelman received his B.A. and his M.S. in Biology from the University of California, Los Angeles and his M.D. from the University of California, Davis. Our Board of Directors

believes that Dr. Edelman's substantial diabetes industry experience qualifies him to serve as a director of our Company.

Edward J. Fiorentino, age 59

        Mr. Fiorentino was elected to our Board of Directors in December 2015. Mr. Fiorentino served on the Senseonics, Incorporated Board of Directors from March 2012 to December 2015. Since March 2016, Mr. Fiorentino has served as Chairman and Chief Executive Officer of TerSera Therapeutics, a specialty pharmaceutical company. From August 2013 to January 2016, Mr. Fiorentino has served as Chairman and Chief Executive Officer of Crealta Pharmaceuticals, a specialty pharmaceutical company. From March 2009 to June 2013, he was the Chief Executive Officer of Actient Pharmaceuticals. Prior to Actient, Mr. Fiorentino served in various positions at Abbott Laboratories, including Corporate Vice President of Pharmaceutical Commercial Operations, for more than 20 years. He also previously served as Senior Vice President and President of Abbott Diabetes Care and was Executive Vice President of TAP Pharmaceuticals. Mr. Fiorentino received his B.S. in Business Administration from the State University of New York and his M.B.A. from Syracuse University. Our Board of Directors believes that Mr. Fiorentino's substantial healthcare and pharmaceutical experience qualifies him to serve as a director of our Company.

Peter Justin Klein, M.D., J.D., age 40

        Dr. Klein was elected to our Board of Directors in December 2015. Dr. Klein served on the Senseonics, Incorporated Board of Directors from September 2013 to December 2015. Dr. Klein has served as a Partner at New Enterprise Associates ("NEA"), a venture capital firm, since 2006. Prior to joining NEA, Dr. Klein worked for the Duke University Health System. Dr. Klein currently serves as a director of several private life sciences companies. Dr. Klein received his A.B., B.S. and M.D. from Duke University and his J.D. from Harvard Law School. Our Board of Directors believes that Dr. Klein's significant legal and medical expertise in healthcare and his services as a venture capital investor and director of multiple biotechnology and medical device companies qualify him to serve as a director of our Company.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Stephen P. DeFalco, age 56

        Mr. DeFalco was elected as a director and our chairman in December 2015. Mr. DeFalco served as chairman of the Senseonics, Incorporated board of directors from June 2010 to December 2015 and served as Senseonics, Incorporated's interim Chief Executive Officer from June 2010 to March 2011. From October 2011 until January 2018, Mr. DeFalco served as the Chief Executive Officer of Crane & Co, Inc., a global technology company, and also served on its board of directors. Previously, from May 2005 to July 2010, he served as the Chief Executive Officer and on the board of directors of MDS, Inc., a public life sciences company. Mr. DeFalco received his M.B.A. from the Massachusetts Institute of Technology—Sloan School of Management, his M.S.E.E. from Syracuse University and his B.S.M.E. from the Massachusetts Institute of Technology. Our Board of Directors believes that Mr. DeFalco's leadership, executive, managerial and business experience with life sciences companies qualifies him to serve as a director of our company.

Douglas S. Prince, age 64

        Mr. Prince was elected to our Board of Directors in December 2015. Mr. Prince served on the Senseonics, Incorporated board of directors from February 2015 to December 2015. Mr. Prince served as the Chief Financial Officer of Crane & Co. Inc., a global technology company, from February 2013 to January 2018. Prior to Crane & Co., from October 2010 to January 2013, Mr. Prince served as the Chief Financial Officer of Northern Power Systems Corp., an energy technology company. From 2007 to 2010, Mr. Prince served as Chief Financial Officer of MDS Inc., a public life sciences company. Mr. Prince received his B.B.A. in Business Administration from the University of Kentucky. Our Board of Directors believes that Mr. Prince's executive experience and financial expertise qualify him to serve as a director of our Company.

Douglas A. Roeder, age 47

        Mr. Roeder was elected to our Board of Directors in December 2015. Mr. Roeder served on the Senseonics, Incorporated board of directors from October 2011 to December 2015. Mr. Roeder joined Delphi Ventures as an Associate in 1998, and has been a Partner of Delphi Ventures since 2000, focusing on medical devices, diagnostics and biotechnology. Prior to joining Delphi Ventures, Mr. Roeder was an Associate with Alex, Brown & Sons Healthcare Investment Banking Group. Mr. Roeder currently serves on the boards of directors of Tandem Diabetes, Inc. and several private companies. Mr. Roeder previously served on the board of directors of TriVascular Technologies, Inc. from 2008 to 2016. Mr. Roeder received his A.B. from Dartmouth College. Our Board of Directors believes that Mr. Roeder's substantial experience with companies in the healthcare sector and his venture capital, financial and business experience qualify him to serve as a director of our Company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

M. James Barrett, Ph.D., age 75

        Dr. Barrett was elected to our Board of Directors in December 2015. Dr. Barrett founded Senseonics, Incorporated and served as a member of the board of directors of Senseonics, Incorporated from November 1996 to December 2015. He served as the Chief Executive Officer of Senseonics, Incorporated from 1997 to 2001. He currently serves as a General Partner of NEA, where he specializes in biotechnology and works with members of NEA's healthcare investment group on medical devices, healthcare information systems and healthcare services companies. Prior to joining NEA and Senseonics, Incorporated, he led three NEA-funded companies, serving from 1987 to 1995 as Chairman and Chief Executive Officer at Genetic Therapy, Inc. and from 1982 to 1987 as President and Chief Executive Officer at Life Technologies, Inc. and its predecessor, Bethesda Research Laboratories, Inc. Previously, Dr. Barrett worked at SmithKline Beecham Corporation, where he held a variety of positions, including President of its In Vitro Diagnostic Division and President of SmithKline Clinical Laboratories. He currently serves on the boards of directors of the publicly-held life sciences companies GlycoMimetics, Inc., Clovis Oncology, Inc., and Proteostasis Therapeutics, Inc. In the past five years, he has served on the boards of directors of the publicly traded companies Roka Bioscience, Inc., Amicus Therapeutics, Inc., Inhibitex, Inc. (acquired by Bristol-Myers Squibb Co.), Loxo Oncology, Inc., Targacept, Inc., YM Biosciences, Inc. and Zosano Pharma Corporation. Dr. Barrett received his Ph.D. in biochemistry from the University of Tennessee, his M.B.A. from the University of Santa Clara and his B.S. from Boston College. Our Board of Directors believes that Dr. Barrett's experience overseeing NEA's investments in biotechnology, serving as a member of the board of directors of other public companies, prior senior management experience, including as President and Chief Executive Officer of biopharmaceutical companies, and his strong capital markets experience qualify him to serve as a director of our Company.

Timothy T. Goodnow, Ph.D., age 56

        Dr. Goodnow was elected as one of our directors and was appointed as our President and Chief Executive Officer in December 2015. From December 2010 to December 2015, Dr. Goodnow served on the board of directors of Senseonics, Incorporated and he served as the President and Chief Executive

Officer of Senseonics, Incorporated from March 2011 to December 2015. Dr. Goodnow served as Vice President, Technical Operations of Abbott Diabetes Care, a healthcare company, from 2000 to February 2011. Prior to that, he held positions at TheraSense, Verax Biomedical, Inc. and Dade Behring and Baxter Healthcare. Dr. Goodnow received his Ph.D. and B.S. in chemistry from The University of Miami. Our Board of Directors believes that Dr. Goodnow's experience as our Chief Executive Officer, his background in medical device development and his knowledge of the diabetes industry qualify him to serve as a director of our Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NYSE American listing rules, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NYSE American, as in effect from time to time.

        Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board of Directors has determined that Messrs. DeFalco, Fiorentino, Prince and Roeder and Drs. Barrett, Edelman and Klein, representing seven of our eight directors, are "independent directors" as defined under the listing rules of the NYSE American. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Dr. Goodnow is not an independent director by virtue of his employment with us as our President and Chief Executive Officer.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

        Mr. DeFalco is the Chairman of the Board of Directors and has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors. We believe that separating the positions of Chairman and Chief Executive Officer creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management's actions are in the best interests of us and our stockholders. We believe that this separation can enhance the effectiveness of the Board of Directors as a whole.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of the Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance principles, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board of Directors as quickly as possible. The Board of Directors has delegated to the Chairman of the Board of Directors the responsibility of coordinating between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met six times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

        As required under applicable NYSE American listing standards, during the last fiscal year, our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. Mr. DeFalco, the Chairman of our Board of Directors, presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2017 for each of the committees:

Name	Audit Committee		Compensation Committee		Nominating & Corporate Governance Committee
Stephen P. DeFalco					X	*
M. James Barrett					X
Steven Edelman					X
Edward J. Fiorentino	X		X
Peter Justin Klein	X		X
Douglas S. Prince	X	*			X
Douglas A. Roeder			X	*	X
Number of meetings in 2017	8		3		1

*
Committee chair.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings.

        The Audit Committee is composed of three directors: Mr. Prince, Dr. Klein and Mr. Fiorentino. The Audit Committee met eight times during 2017. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on our website at www.senseonics.com.

        The Board of Directors reviews the NYSE American listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Section 803B of the NYSE American Company Guide and under Rule 10A-3 under the Exchange Act).

        The Board of Directors has also determined that Mr. Prince qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Prince's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

  Douglas S. Prince, Chair
  Edward J. Fiorentino
  Peter Justin Klein

*
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is composed of three directors: Messrs. Roeder and Fiorentino and Dr. Klein. In addition, our Board of Directors has also appointed Dr. Edelman to the Compensation Committee, effective upon the date of the Annual Meeting. Messrs. Roeder and Fiorentino and Drs. Klein and Edelman are independent, as independence is currently defined in Section 805 of the NYSE American Company Guide. The Compensation Committee met three times during the fiscal year. The Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at www.senseonics.com.

        The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, adopt and oversee our compensation strategy, policies, plans and programs, including:

  •
  establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and members of senior management and evaluation of performance in light of these stated objectives;

  •
  review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

  •
  compensation of our non-employee directors; and

  •
  administration of our equity compensation plans and similar plans or programs.

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE American, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE American described above, the Compensation Committee engaged Towers Watson as compensation consultants. The Compensation Committee has assessed Towers Watson's independence and determined that Towers Watson had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged Towers Watson to suggest a peer company group composed of public companies comparable to us and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers, directors and other senior management against compensation for similarly situated executives at our peer group companies. Our management did not have the ability to direct Towers Watson's work.

        Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, and assessing the performance of management and the Board of Directors.

        The Nominating and Corporate Governance Committee is composed of five directors: Messrs. DeFalco, Prince and Roeder and Drs. Barrett and Edelman. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Section 803A of the NYSE American Company Guide). The Nominating and Corporate Governance Committee met one time during 2017. The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.senseonics.com.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of us and the Board of Directors, to maintain a balance of knowledge, experience and capability.

        In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Nominating and Corporate Governance Committee also takes into account the results of the self-evaluation of the Board of Directors, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE American purposes, which determination is based upon applicable NYSE American listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Any such recommendation should be delivered at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Board of Directors or the director in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

        These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Audit Committee in accordance with our Amended and Restated Whistleblower Policy that relate to questionable accounting or auditing matters involving us will be promptly and directly forwarded to the Audit Committee.

        Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF ETHICS

        We have adopted an Amended and Restated Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.senseonics.com. The Audit Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the amendment or waiver on our website.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements beginning with the year ended December 31, 2015. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our or our stockholders' best interests.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2017 and 2016 by our principal accountants. All such fees described below were pre-approved by the Audit Committee.

	2017	2016
Audit fees	$963,953	$860,689
Tax Fees	—	18,500	(1)
Total	$963,953	$879,189

(1)
Tax fees were principally for services related to tax compliance and reporting and analysis services.

PRE-APPROVAL POLICIES AND PROCEDURES

        Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and, if applicable, non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee on the status of actual costs for approved services against the approved amounts.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors is requesting stockholder approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 250,000,000 shares to 450,000,000 shares.

        The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        In addition to the 137,240,205 shares of common stock outstanding on March 31, 2018, the Board has reserved an aggregate of (i) 8,179,244 shares of common stock for outstanding stock awards granted under the Senseonics, Incorporated Amended and Restated 1997 Stock Option Plan, (ii) 12,158,614 shares of common stock for outstanding stock awards granted under the Company's 2015 Equity Incentive Plan, (iii) 3,242,496 additional shares for future issuance under the Amended and Restated 2015 Equity Incentive Plan, (iv) 3,104,523 shares of common stock for future issuance under the Company's 2016 Employee Stock Purchase Plan, (v) 4,221,312 shares of common stock for issuance upon exercise of outstanding warrants, and (vi) 22,503,750 shares of common stock for issuance upon conversion of outstanding convertible senior subordinated notes due 2023.

        Although, at present, the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company's business or products through the acquisition of other businesses or products; and other purposes.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 3.

 EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers.

Name	Position
Executive Officers:
Timothy T. Goodnow, Ph.D.	President, Chief Executive Officer and Director
R. Don Elsey	Chief Financial Officer, Secretary and Treasurer
Mukul Jain, Ph.D.	Chief Operating Officer
Mirasol Panlilio	Vice President and General Manager, Global Commercial Operations
Lynne Kelley, M.D., FACS	Chief Medical Officer
Michael J. Gill	Vice President and General Manager, U.S. Region

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following sets forth certain information with respect to our executive officers who are not directors:

R. Don Elsey, age 64

        Mr. Elsey was appointed as our Chief Financial Officer in December 2015. Mr. Elsey served as the Chief Financial Officer of Senseonics, Incorporated from February 2015 to December 2015. He previously served as the Senior Vice President, Finance and Chief Financial Officer of Regado Biosciences, Inc., a public biopharmaceutical company, from May 2014 to February 2015. He also served as the Chief Financial Officer of LifeCell, Inc., a private regenerative medicine company, from December 2012 to February 2014 and as Senior Vice President and Chief Financial Officer of Emergent BioSolutions, Inc., a public biopharmaceutical company, from 2005 to December 2012. Prior to that, Mr. Elsey served as the Director of Finance and Administration at IGEN International, Inc., a public biotechnology company, and its successor BioVeris Corporation, from 2000 to 2005. Prior to joining IGEN, he served as Director of Finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. Mr. Elsey serves on the board of directors of RegeneRx Biopharmaceuticals, Inc., a public biopharmaceuticals company, as well as on the board of the Cancer Support Community. Mr. Elsey received his M.B.A. in finance and his B.A. in economics from Michigan State University.

Mukul Jain, Ph.D., age 45

        Dr. Jain was appointed as our Chief Operating Officer in January 2017. Dr. Jain previously served as our Vice President Operations, Quality and Regulatory from December 2015 to January 2017. Dr. Jain served as Senior Director, Quality and Regulatory of Senseonics, Incorporated from January 2012 to January 2014 and as Vice President Operations, Quality and Regulatory of Senseonics, Incorporated from January 2014 to December 2015. Prior to that, Dr. Jain held various positions at Medtronic, Inc., a medical technology and services company, from 1999 to January 2012, most recently as a senior program manager. Dr. Jain received his M.B.A. from the University of Minnesota, Carlson School of Management, his Ph.D. in chemical engineering from the University of South Carolina and his B.Tech. from the Indian Institute of Technology, Kanpur.

Mirasol Panlilio., age 53

        Ms. Panlilio was appointed as our Vice President and General Manager Global Commercial Operations in June 2017. Prior to that, Ms. Panlilio served as Vice President, Global Sales and Marketing from December 2015 to June 2017. Ms. Panlilio served as the Vice President, Global Sales and Marketing of Senseonics, Incorporated from June 2014 to December 2015. Prior to joining Senseonics, Incorporated, Ms. Panlilio served as Vice President, Global Marketing and Sales at Viveve, Inc. from October 2012 to May 2014, an Independent Marketing Consultant at MGP Retail Consulting, LLC from May 2011 to June 2014, Vice President of Sales and Marketing for Arkal Medical, Inc. from 2010 to May 2011 and Vice President of Marketing and Sales at VeraLight, Inc. from 2007 to 2010. From 2003 to 2007, Ms. Panlilio worked at Abbott Diabetes Care. Ms. Panlilio received her B.S. in business administration from San Jose State University.

Lynne Kelley, M.D., FACS., age 55

        Dr. Kelley was appointed as our Chief Medical Officer in January 2016. From January 2011 to January 2016, Dr. Kelley was the World Wide Vice President of Medical Affairs Medical Surgical Systems of Becton, Dickinson & Company. Prior to that, Dr. Kelley was the Vice President Medical Director for Kimberly Clark from November 2007 to December 2010. From 2005 to 2007, Dr. Kelley served as the medical director for the peripheral interventions and vascular surgery business of Boston Scientific. Before her assignment with Boston Scientific, Dr. Kelley was an assistant professor of vascular surgery and radiology at Yale University from 2003 to 2005. Dr. Kelley is a board certified general and vascular surgeon. Dr. Kelley received her M.D. from Dartmouth Medical School and her B.A. in Biology from Boston University.

Michael J. Gill, age 48

        Mr. Gill was appointed as our Vice President and General Manager, U.S. Region in April 2017. Prior to joining our Company, Mr. Gill served in various positions at Medtronic, Inc., a medical technology and services company, from 1999 to August 2016, most recently as Vice President Americas Region, Intensive Insulin Management Business from 2008 to August 2016. Mr. Gill received his B.S. from the University of New York at Buffalo.

 SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of February 1, 2018 by (i) each director; (ii) each of our named executive officers; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted below, the address for persons listed in the table is c/o Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, MD 20876.

        This table is based upon information supplied by our named executive officers, directors and principal stockholders and a review of Schedule 13G and Schedule 13D and Section 16 filings with the SEC. Unless otherwise indicated in the footnotes to the table and subject to common property laws where applicable, we believe that each stockholder named in the table has sole voting and investment power with regard to the shares indicated as being beneficially owned. Applicable percentages are based on 136,937,275 shares of common stock outstanding as of February 1, 2018, adjusted as required by the rules promulgated by the SEC.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
Entities affiliated with New Enterprise Associates, Inc.(1)	32,641,541	23.8%
Entities affiliated with Delphi Ventures(2)	11,346,946	8.3
Roche Finance Ltd.(3)	29,319,010	21.4
Energy Capital, LLC(4)	8,013,810	5.9
Named Executive Officers and Directors:
Timothy T. Goodnow, Ph.D.(5)	3,857,523	2.7
R. Don Elsey(6)	832,544	*
Mukul Jain(6)	855,513	*
M. James Barrett, Ph.D.(7)	23,698,931	17.3
Peter Justin Klein, M.D., J.D.(8)	66,019	*
Stephen P. DeFalco(9)	764,257	*
Edward J. Fiorentino(10)	147,128	*
Douglas S. Prince(6)	138,529	*
Douglas A. Roeder(11)	11,401,575	8.3
Steven Edelman, M.D.(12)	56,842	*
All current directors and executive officers as a group (13 persons)(13)	42,043,967	29.2

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (a) 21,911,183 shares of common stock and 1,079,436 shares of common stock underlying immediately exercisable warrants held by New Enterprise Associates 10, Limited Partnership, or NEA 10, and (b) 8,949,292 shares of common stock and 701,630 shares of common stock underlying immediately exercisable warrants held by New Enterprise Associates 9, Limited Partnership, or NEA 9. The shares held by NEA 10 are indirectly held by NEA Partners 10, Limited Partnership, or Partners 10, the sole general partner of NEA 10. The individual general partners of Partners 10 are M. James Barrett, a member of our Board of Directors, Peter J. Barris and Scott D. Sandell, or the NEA 10 GPs. Partners 10 and the NEA 10 GPs may be deemed to share voting and dispositive power over, and be the indirect beneficial owners of, the shares held by NEA 10. The shares held by NEA 9 are indirectly held by NEA Partners 9, Limited Partnership, or Partners 9, the sole general partner of NEA 9. The individual general partner of Partners 9 is Peter J. Barris. Partners 9 and Peter J. Barris may be deemed to share voting and dispositive power over, and be the indirect beneficial owners of, the shares held by NEA 9. This information has been obtained from a Schedule 13D/A filed on December 12, 2017 by NEA 10, NEA 9, Partners 10, Partners 9, M. James Barrett, Peter J. Barris and Scott D. Sandell and from Schedule 13D/A filed on June 9, 2017 by NEA 10, NEA 9, NEA VII, Partners 10, Partners 9, Partners VII, M. James Barrett, Peter J. Barris and Scott D. Sandell. The principal business address of NEA 10 and NEA 9 is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(2)
Consists of (a) 11,237,221 shares of common stock held by Delphi Ventures VIII, L.P., or Delphi VIII, and (b) 109,725 shares of common stock held by Delphi BioInvestments VIII, L.P., or Delphi Bio. Delphi Management Partners VIII, L.L.C., or DMP VIII, is the general partner of each of Delphi VIII and Delphi Bio, collectively referred to herein as the Delphi VIII Funds. DMP VIII and each of Douglas A. Roeder, a member of our Board of Directors, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan, the Managing Members of DMP VIII, may be deemed to share voting and dispositive power over the shares held by the Delphi VIII Funds. This information has been obtained from a Schedule 13G/A filed on February 13, 2018 by Delphi VIII, Delphi Bio, DMP VIII, Douglas A. Roeder, James J. Bochnowski, David L. Douglass and Deepika R. Pakianathan. The address of each of the persons and entities affiliated with Delphi Ventures is 160 Bovet Rd., Suite 408, San Mateo, CA 94402.

(3)
Consists of 28,345,276 shares of common stock and 973,734 shares of common stock underlying immediately exercisable warrants held by Roche Finance Ltd. Roche Finance Ltd is a wholly-owned subsidiary of Roche Holding Ltd, a publicly-held corporation. This information has been obtained from a Schedule 13D filed on June 9, 2017 by Roche Holding Ltd and Roche Finance Ltd. The principal business address of Roche Finance Ltd is Grenzacherstrasse 122, 4070 Basel, Switzerland.

(4)
Robert L. Smith, the sole Managing Member of Energy Capital, LLC, may be deemed to have voting and dispositive power over the shares held by Energy Capital, LLC. The address of Energy Capital, LLC is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912.

(5)
Consists of (a) 264,843 shares of common stock, (b) 27,928 shares of common stock underlying immediately exercisable warrants and (c) 3,564,752 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(6)
Consists of shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(7)
Consists of (a) 501,604 shares of common stock held directly by Dr. Barrett, (b) 152,079 shares of common stock held by Dr. Barrett's wife, (c) 21,911,183 shares of common stock held by NEA 10 and (d) 1,079,436 shares of common stock underlying immediately exercisable warrants held by NEA 10 and (e) 54,629 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(8)
Consists of (a) 8,599 shares of common stock, (b) 2,791 shares of common stock underlying immediately exercisable warrants, and (c) 54,629 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(9)
Consists of (a) 709,628 shares of common stock and (b) 54,629 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(10)
Consists of (a) 8,599 shares of common stock and (b) 138,529 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(11)
Consists of (a) the shares of common stock described in footnote 2 above and (b) 54,629 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(12)
Consists of (a) 6,915 shares of common stock and (b) 49,927 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

(13)
Consists of (a) 34,910,396 shares of common stock, (b) 1,110,155 shares of common stock underlying immediately exercisable warrants and (c) 6,023,416 shares of common stock underlying options that are exercisable within 60 days of February 1, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our more than 10% stockholders, we believe that during the year ended December 31, 2017, our directors, executive officers and more than 10% stockholders complied with all applicable Section 16(a) filing requirements.

 EXECUTIVE COMPENSATION

        Our Chief Executive Officer and our two other most highly compensated executive officers for the year ended December 31, 2017 were:

  •
  Timothy T. Goodnow, Ph.D., President and Chief Executive Officer;

  •
  R. Don Elsey, Chief Financial Officer; and

  •
  Mukul Jain, Ph.D., Chief Operating Officer.

        We refer to these executive officers in this proxy statement as our named executive officers.

Summary Compensation Table

        The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Timothy T. Goodnow	2017	520,000	1,214,775	292,584	2,027,359
President and Chief Executive Officer	2016	475,998	586,871	318,150	1,381,019
R. Don Elsey	2017	376,000	507,599	141,000	1,024,599
Chief Financial Officer	2016	355,625	472,275	153,300	981,200
Mukul Jain(3)	2017	376,000	507,609	141,000	1,024,609
Chief Operating Officer

(1)
The amounts include the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our audited consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)
The amounts reflect bonus paid on the achievement of specified corporate goals, as discussed further below under "—Narrative to Summary Compensation Table—Annual Bonus."

(3)
Dr. Jain was not a named executive officer in 2016. Therefore, this table does not provide 2016 compensation information for him.

Narrative to Summary Compensation Table

        We review compensation annually for all employees, including our named executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

        Our compensation committee has historically determined our executives' compensation. Our compensation committee typically reviews and discusses management's proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, our compensation committee then approves the compensation of each executive officer after discussions without members of management present.

        Our compensation committee has engaged Towers Watson, a compensation consultant, and reviewed Towers Watson's compensation data for executives at similarly sized medical device companies when determining executive compensation.

Annual Base Salary

        Senseonics, Incorporated entered into employment agreements with each of our named executive officers that establish their base salaries and target bonus opportunities. In connection with the Acquisition, we assumed those employment agreements. These base salaries are reviewed periodically by our compensation committee. The following table presents the annual base salaries for each of our named executive officers for 2016, 2017 and 2018. The 2016 base salaries became effective on March 17, 2016, the 2017 base salaries became effective on January 1, 2017, and the 2018 base salaries became effective on January 1, 2018 for all of the named executive officers.

Name	2016 Base Salary ($)		2017 Base Salary ($)	2018 Base Salary ($)
Timothy T. Goodnow	505,000		520,000	536,000
R. Don Elsey	365,000		376,000	387,700
Mukul Jain		(1)	376,000	395,000

(1)
Dr. Jain was not a named executive officer in 2016. Therefore, this table does not provide 2016 compensation information for him.

Annual Bonus

        We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual salary. The following table presents the annual target bonus opportunity, as a percentage of annual base salary, for each of our named executive officers for 2016, 2017 and 2018.

Name	Target Bonus (as a % of Base Salary) (%) 2016		Target Bonus (as a % of Base Salary) (%) 2017	Target Bonus (as a % of Base Salary) (%) 2018
Timothy T. Goodnow	60		75	75
R. Don Elsey	40		50	50
Mukul Jain		(1)	50	50

(1)
Dr. Jain was not a named executive officer in 2016. Therefore, this table does not provide 2016 compensation information for him.

        For 2016, bonuses were based on our achievement of specified corporate goals, including submitting regulatory approval documents related to our U.S. clinical trial, increasing manufacturing capacity, completing the enrollment of our European pivotal clinical trial, demonstrating an increase in sensor manufacturing capacity, completing development of the second generation transmitter, launching Eversense in multiple European markets, completing a successful surveillance audit, and managing the total spend of the organization within the approved budget. Based on the level of achievement, our compensation committee awarded each of Dr. Goodnow and Mr. Elsey 105% of their target bonuses based on their 2016 base salary.

        For 2017, bonuses were based on our achievement of specified corporate goals, including achieving specified revenue and operating expense targets, receiving PMA approval for Eversense, launching Eversense with a 180-day sensor life in the European Union, achieving a cost of goods sold target for sensor kits and completing a successful quality. Based on the level of achievement, our compensation committee awarded each of Dr. Goodnow, Mr. Elsey and Dr. Jain 75% of their target bonuses based on their 2017 base salary.

        These actual bonus amounts are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

Long-Term Incentives

        Our 1997 stock option plan (the "1997 plan"), authorized us, and the amended and restated 2015 equity incentive plan, or the 2015 plan, authorizes us to make grants to eligible recipients of non-qualified stock options and incentive stock options.

        We award stock options on the date the compensation committee approves the grant. We set the option exercise price and grant date fair value based on its per-share valuation on the date of grant.

        In April 2016, our Board of Directors awarded to Dr. Goodnow and Mr. Elsey options to purchase 347,652 and 279,767 shares of our common stock, respectively. Each of these options was issued with an exercise price of $2.97 per share. The shares underlying the options granted to Dr. Goodnow and Mr. Elsey vest in 48 equal monthly installments. All shares subject to vesting under these option grants will vest in full and become immediately exercisable upon the closing of a change in control of our Company.

        In January 2017, our compensation committee awarded to Dr. Goodnow and Mr. Elsey options to purchase 750,000 and 313,391 shares of our common stock, respectively. In January 2017, our Board of Directors awarded to Dr. Jain an option to purchase 314,202 shares of our common stock. The options issued to Dr. Goodnow and Mr. Elsey have an exercise price of $2.74 per share. The option issued to Dr. Jain has an exercise price of $2.73 per share. The shares underlying the options granted to Dr. Goodnow, Mr. Elsey and Dr. Jain vest in 48 equal monthly installments. All shares subject to vesting under these option grants will vest in full and become immediately exercisable upon the closing of a change in control of our Company.

        In February 2018, our compensation committee awarded to Dr. Goodnow, Mr. Elsey and Dr. Jain options to purchase 777,797, 392,999 and 495,191 shares of our common stock, respectively. Each of these options was issued with an exercise price of $2.62 per share. The shares underlying the options granted to Dr. Goodnow, Mr. Elsey and Dr. Jain vest in 48 equal monthly installments. All shares subject to vesting under these option grants will vest in full and become immediately exercisable upon the closing of a change in control of our Company.

Outstanding Equity Awards at End of 2017

        The following table provides information about outstanding Company Options held by each of our named executive officers at December 31, 2017. All of these options were granted under the 1997 plan or the 2015 plan. None of our named executive officers held any other stock awards at the end of 2017.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Timothy T. Goodnow	2,038,610	—		0.54	12/1/2020
	589,093	—		0.54	2/27/2021
	360,058	65,547	(2)	0.54	6/3/2024
	112,710	87,177	(3)	1.95	7/24/2025
	144,855	202,797	(5)	2.97	4/12/2026
	171,875	578,125	(6)	2.74	1/17/2027
R. Don Elsey	460,575	189,649	(4)	0.54	2/8/2025
	81,103	53,137	(3)	1.95	7/24/2025
	116,569	163,198	(5)	2.97	4/12/2026
	71,819	241,572	(6)	2.74	1/17/2027
Mukul Jain	27,437	—		0.54	1/2/2022
	153,774	—		0.46	9/11/2023
	293,649	41,950	(2)	0.54	6/3/2024
	81,515	27,171	(7)	0.54	12/4/2024
	81,102	53,137	(3)	1.95	7/24/2025
	60,522	84,732	(5)	2.97	4/12/2026
	72,007	242,205	(6)	2.73	1/20/2027

(1)
All shares subject to vesting under these options will vest in full and become immediately exercisable upon the closing of a change in control of our Company.

(2)
The unvested shares underlying this option vest in 6 equal monthly installments, subject to the officer's continued service through each applicable vesting date.

(3)
The unvested shares underlying this option vest in 19 equal monthly installments, subject to the officer's continued service through each applicable vesting date.

(4)
The unvested shares underlying this option vest in 14 equal monthly installments, subject to the officer's continued service through each applicable vesting date.

(5)
The unvested shares underlying this option vest in 28 equal monthly installments, subject to the officer's continued service through each applicable vesting date.

(6)
The unvested shares underlying this option vest in 37 equal monthly installments, subject to the officer's continued service through each applicable vesting date.

(7)
The unvested shares underlying this option vest in 12 equal monthly installments, subject to the officer's continued service through each applicable vesting date.

Employment Agreements, Severance and Change in Control Arrangements

        Below are descriptions of employment agreements that our named executive officers entered into with us or Senseonics, Incorporated. We assumed the employment agreements with Drs. Goodnow and Jain and Mr. Elsey in connection with the Acquisition.

Agreement with Dr. Goodnow

        In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Goodnow that governs the terms of his employment with us. Pursuant to the agreement, Dr. Goodnow was originally entitled to an annual base salary of $365,791 and was originally eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Goodnow's employment is terminated by us for reasons other than for cause or if he resigns for good reason (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for 18 months, 100% of his target bonus, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. If Dr. Goodnow's employment is terminated by us other than for cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although he would be entitled to 150%, rather than 100%, of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Dr. Goodnow's employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards shall become fully vested, and the options granted to Dr. Goodnow in 2016, 2017 and 2018 will become fully vested upon a change in control as further described above under the section titled "Narrative to Summary Compensation Table—Long-Term Incentives."

Agreement with Mr. Elsey

        In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Mr. Elsey that governs the terms of his employment with us. Pursuant to the agreement, Mr. Elsey was originally entitled to an annual base salary of $320,000 and was originally eligible to receive an annual performance bonus of up to 35% of his base salary, as determined by our Board of Directors. If Mr. Elsey's employment is terminated by us for reasons other than for cause or if he resigns for good reason (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, employee benefit coverage for up to one year, and reimbursement of expenses owed to him through the date of his termination. If Mr. Elsey's employment is terminated by us other than for cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although in lieu of the bonus described above, he would be entitled to 125% of his target bonus, and 50% of his then unvested equity awards would become fully vested. Additionally, if Mr. Elsey's employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards shall become fully vested, and the options granted to Mr. Elsey in 2016, 2017 and 2018 will become fully vested upon a change in control as further described above under the section titled "Narrative to Summary Compensation Table—Long-Term Incentives."

Agreement with Dr. Jain

        In July 2015, Senseonics, Incorporated entered into an amended and restated employment agreement with Dr. Jain, which was subsequently amended in April 2018, that governs the terms of his employment with us. Pursuant to the agreement as amended, Dr. Jain is entitled to an annual base salary of $376,000 subject to review and adjustment by the Board of Directors and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board of Directors. If Dr. Jain's employment is terminated by us for reasons other than for cause or if he resigns for good reason (each as defined in his employment agreement), he would be entitled to receive severance payments equal to continued payment of his base salary for one year, a prorated portion of his target bonus for the year in which his service is terminated, employee benefit coverage for up to one year, and reimbursement of expenses owed to him through the date of his termination. If Dr. Jain's employment is terminated by us other than for cause or if he resigns for good reason, coincident with a change in control (as defined in his employment agreement), he would be entitled to the benefits described above, although in lieu of the bonus described above, he would be entitled to 125% of his target bonus. Additionally, if Dr. Jain's employment is terminated by us or any successor entity without cause within 12 months following a change in control, then 100% of his then unvested equity awards shall become fully vested, and the options granted to Dr. Jain in 2017 and 2018 will become fully vested upon a change in control as further described above under the section titled "Narrative to Summary Compensation Table—Long-Term Incentives."

401(k) Plan

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan's trustee, subject to participants' ability to give investment directions by following specified procedures. We do not currently make discretionary contributions or matching contributions to our 401(k) plan.

Equity Incentive Plans

2015 Equity Incentive Plan

        The Senseonics, Incorporated board of directors adopted our 2015 Equity Incentive Plan (the "2015 plan"), on December 1, 2015, and the Senseonics, Incorporated stockholders subsequently approved the 2015 Plan on December 4, 2015. In connection with the Acquisition, we assumed the 2015 plan, including all awards that were then outstanding under the 2015 plan. In connection with our 2016 public offering, in February 2016, our Board of Directors adopted and our stockholders approved an Amended and Restated 2015 Equity Incentive Plan, or the amended and restated 2015 plan. The amended and restated 2015 plan became effective on March 17, 2016.

Authorized Shares

        The number of shares of common stock that may be issued pursuant to equity awards under the 2015 plan was initially 839,000 shares. Pursuant to the amended and restated 2015 plan, which become effective upon the pricing of our 2016 public offering, the number of shares of common stock that may be issued pursuant to equity awards was initially up to 17,251,115 shares, representing 8,000,000 shares plus up to an additional 9,251,115 shares, in the event that options that were outstanding under the 1997 plan as of February 16, 2016 expire or otherwise terminate without having been exercised (in such case, the shares not acquired will revert to and become available for issuance under the amended and restated 2015 plan). The number of shares of our common stock reserved for issuance under our amended and restated 2015 plan will automatically increase on January 1 of each year, beginning on January 1, 2017 and ending on January 1, 2026, by 3.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board of Directors. The maximum number of shares that may be issued pursuant to exercise of incentive stock options under the amended and restated 2015 plan will be 17,251,115 shares. As of December 31, 2017, a total of 2,554,921 shares were available for future issuance and options to purchase 16,395,080 shares of common stock at a weighted average exercise price of $1.61 per share were outstanding. As of January 1, 2018, the number of shares of common stock that may be issued under the amended and restated 2015 plan was automatically increased by 4,790,896 shares, representing 3.5% of the total number of shares of common stock outstanding on December 31, 2017, increasing the number of shares of common stock remaining available for issuance under the amended and restated 2015 plan to 7,474,634 shares.

        Shares issued under our 2015 plan may be authorized but unissued or reacquired shares of our common stock. Shares subject to stock awards granted under our 2015 plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our 2015 plan. Additionally, shares issued pursuant to stock awards under our 2015 plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under our 2015 plan.

Administration

        Our Board of Directors, or a duly authorized committee thereof, has the authority to administer our 2015 plan. Our Board of Directors has delegated its authority to administer our 2015 plan to our compensation committee under the terms of the Compensation Committee's charter. Our Board of Directors may also delegate to one or more of our officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares of our common stock to be subject to such stock awards. Subject to the terms of our 2015 plan, the administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our common stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under our 2015 plan.

        The administrator has the power to modify outstanding awards under our 2015 plan. Subject to the terms of our 2015 plan, the administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration or take any other action that is treated as a repricing under GAAP with the consent of any adversely affected participant.

Section 162(m) Limits

        No participant may be granted stock awards covering more than 1,000,000 shares of our common stock under our 2015 plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. Additionally, no participant may be granted in a calendar year a performance stock award covering more than 1,000,000 shares of our common stock or a performance cash award having a maximum value in excess of $3.0 million under our 2015 plan. Prior to the repeal of the exemption from the deduction limit for "performance-based compensation" under Section 162(m) of the Code under the Tax Cuts and Jobs Act, these limitations enabled us to grant awards that are intended to be exempt from the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Performance Awards

        Our 2015 plan permits the grant of performance-based stock and cash awards that was eligible to qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code prior to the repeal of that exemption. To enable us to grant performance-based awards that will qualify, our compensation committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of specified pre-established performance goals during a designated performance period.

Corporate Transactions

        Our 2015 plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger or similar transaction involving our Company, the sale, lease or other disposition of all or substantially all of the assets of our Company or the consolidated assets of our Company and our subsidiaries, or a sale or disposition of at least 50% of the outstanding capital stock of our Company, the administrator will determine how to treat each outstanding equity award. The administrator may:

  •
  arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

  •
  arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

  •
  accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

  •
  arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us; or

  •
  cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award.

        The administrator is not obligated to treat all equity awards or portions of equity awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of an equity award.

Change of Control

        The administrator may provide, in an individual award agreement or in any other written agreement between us and the participant, which the equity award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. In the absence of such a provision, no such acceleration of the award will occur.

Plan Amendment or Termination

        Our Board of Directors has the authority to amend, suspend or terminate our 2015 plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. No incentive stock options may be granted after the tenth anniversary of the date our Board of Directors adopted our 2015 plan.

1997 Stock Option Plan

        The Board of Directors and stockholders of Senseonics, Incorporated approved the 1997 plan, which became effective in March 1997, and it was further amended and restated by the Senseonics, Incorporated board of directors and stockholders most recently in June 2011. In connection with the Acquisition, we assumed the 1997 plan. As of December 31, 2017, there were outstanding stock options covering a total of 8,313,601 shares granted under the 1997 plan.

        Upon the effectiveness of the 2015 Plan, we no longer grant awards under the 1997 plan.

        Types of Awards.    The 1997 plan provided for the grant of incentive stock options and nonqualified stock options. Nonqualified stock options may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Incentive stock options may be granted only to employees.

        Share Reserve.    The aggregate number of shares of common stock reserved for issuance pursuant to stock options under the 1997 plan was 10,644,109 shares, less any shares issued as restricted stock, which was also the maximum number of shares that may be issued upon the exercise of ISOs under the 1997 plan.

        If a stock option granted under the 1997 plan expires, terminates or is otherwise canceled without being exercised in full, or if we reacquire shares of unvested common stock issued pursuant to the founder's stock purchase agreements, the shares of our common stock not acquired pursuant to the stock option or forfeited will again become available for subsequent issuance as options under the 2015 plan.

        Administration.    Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 1997 plan. Subject to the terms of the 1997 plan, the Board of Directors or the authorized committee, referred to herein as the plan administrator, had full power and authority to take all actions and make all determinations required or provided under the 1997 plan and any stock option agreement for stock options granted under the 1997 plan. The plan administrator determined recipients, dates of grant, the numbers and types of stock options to be granted and the terms and conditions of the stock options, including the period of their exercisability and vesting schedule. Subject to the limitations set forth below, the plan administrator also determined the exercise price of stock options granted and the types of consideration to be paid upon exercise of stock options.

        Stock Options.    Incentive stock options and nonqualified stock options were granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determined the exercise price for a stock option, within the terms and conditions of the 1997 plan, provided that the exercise price of a stock option cannot be less than the greater of par value or 100% of the fair market value of our common stock on the date of grant. Options granted under the 1997 plan vest at the rate specified by the plan administrator.

        The plan administrator determined the term of stock options granted under the 1997 plan. In accordance with an optionholder's stock option agreement, if an optionholder's service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder's service relationship with us or any of our affiliates ceases due to disability or death, the optionholder may generally exercise any vested options for a period of 12 months following disability or death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

        Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option were determined by the plan administrator and included in the option agreement and may include (i) cash or check, (ii) the tender of shares of the common stock of Senseonics, Incorporated previously owned by the optionholder, (iii) a combination of the foregoing, and (iv) after our shares of common stock become publicly traded on an established securities market, a broker-assisted cashless exercise.

        Unless the plan administrator provides otherwise in the stock option agreement governing the terms of the option, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order.

        Tax Limitations on Incentive Stock Options.    The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonqualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the option is not exercisable after the expiration of five years from the date of grant.

        Changes to Capital Structure.    In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 1997 plan and (ii) the class and number of shares and exercise price, strike price, or purchase price of all outstanding stock options.

        Certain Reorganizations and Mergers.    If we are the surviving corporation in any reorganization, merger or consolidation with any other corporation, the number and class of shares and the exercise price subject to stock options previously granted under the 1997 plan will be proportionately adjusted to reflect the transaction.

        Other Corporate Transactions.    In the event of (i) our dissolution or liquidation, (ii) a merger, consolidation or reorganization following which we are not the surviving corporation, (iii) a sale of substantially all of our assets to another person or entity or (iv) any transaction that results in a change in control, the 1997 plan and all stock options granted under the 1997 plan will terminate, unless in connection with the transaction the Board of Directors approves the continuation of the 1997 plan, the assumption of outstanding stock options by the successor corporation or the substitution of outstanding options for new options covering stock of the successor corporation or its parent, with appropriate adjustments to the number and kind of shares and the exercise prices of the stock options. In the event the 1997 plan and outstanding stock options are terminated in connection with a transaction, the optionholders will have an opportunity to exercise their vested outstanding stock options before the occurrence of the transaction during such period as determined by the Board of Directors in its sole discretion.

        Under the 1997 plan, a change in control is generally defined as any transaction that results in any person or entity, other than a person or entity who was a holder of Senseonics, Incorporated securities on June 30, 1998, owning 50% or more of the combined voting power of all classes of our stock, unless (i) the person or entity becomes the owner of 50% or more of the combined voting power of our stock due to our issuing new securities to the person or entity (other than an issuance pursuant to an underwritten public offering in which the acquisition is not approved by the Board of Directors) or (ii) at least two-thirds of members of the Board of Directors determine that the transaction does not constitute a change in control for purposes of the 1997 plan.

        Amendment and Termination.    The Senseonics, Incorporated board of directors has the authority to amend, suspend, or terminate the 1997 plan, provided that such action does not alter or impair the existing rights or obligations of any participant without such participant's written consent.

2016 Employee Stock Purchase Plan

        In February 2016, our Board of Directors adopted and our stockholders approved a 2016 Employee Stock Purchase Plan, or our 2016 ESPP. The 2016 ESPP became effective on March 17, 2016. We have no current plans to grant purchase rights under our 2016 ESPP.

        The maximum number of shares of our common stock that may be issued under our 2016 ESPP was initially 800,000 shares. Additionally, the number of shares of our common stock reserved for issuance under our 2016 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2017 and ending on and including January 1, 2026, by 1.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year; provided, however, our Board of Directors may act prior to the first day of any calendar year to provide that there will be no January 1 increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock. As of January 1, 2018, the number of shares of common stock that may be issued under the 2016 ESPP was automatically increased by 1,368,827 shares, representing 1.0% of the total number of shares of common stock outstanding on December 31, 2017, increasing the number of shares of common stock available for issuance under the amended and restated 2015 plan to 3,104,523 shares. Shares subject to purchase rights granted under our 2016 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our 2016 ESPP.

        Our Board of Directors, or a duly authorized committee thereof, will administer our 2016 ESPP. We expect our Board of Directors will delegate its authority to administer our 2016 ESPP to our Compensation Committee under the terms of the Compensation Committee's charter.

        Employees, including executive officers, of ours or any of our designated affiliates may have to satisfy one or more of the following service requirements before participating in our 2016 ESPP, as determined by the administrator: (i) customary employment with us or one of our affiliates for more than 20 hours per week and more than five months per calendar year; or (ii) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under our 2016 ESPP if such employee (i) immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our common stock, or (ii) holds rights to purchase stock under our 2016 ESPP that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

        A component of our 2016 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code and the provisions of this component will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, the 2016 ESPP authorizes the grant of options to purchase shares of our common stock that do not meet the requirements of Section 423 of the Code because of deviations necessary to permit participation in the 2016 ESPP by employees who are foreign nationals or employed outside of the United States while complying with applicable foreign laws. Any such options must be granted pursuant to rules, procedures or subplans adopted by our Board of Directors designed to achieve these objectives for eligible employees and our Company. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under our 2016 ESPP.

        Our 2016 ESPP permits participants to purchase shares of our common stock through payroll deductions of up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares. Participation ends automatically upon termination of employment with us.

        A participant may not transfer purchase rights under our 2016 ESPP other than by will, the laws of descent and distribution or as otherwise provided under our 2016 ESPP.

        In the event of a specified corporate transaction, such as a merger or change in control of our Company, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants' purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

        Our Board of Directors has the authority to amend, suspend or terminate our 2016 ESPP, at any time and for any reason. Our 2016 ESPP will remain in effect until terminated by our Board of Directors in accordance with the terms of the 2016 ESPP.

Non-Employee Director Compensation

        In February 2016, our Board of Directors approved a non-employee director compensation policy which became effective upon the completion of our 2016 public offering. Under this director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. No retainers were paid in respect of any period prior to the completion of our 2016 public offering. The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Service Retainer	Chairman Additional Annual Service Retainer
Board of Directors	$35,000	$20,000
Audit Committee	7,500	11,250
Compensation Committee	6,000	6,600
Nominating and Corporate Governance Committee	4,000	3,625

        In June 2017, we amended our non-employee director compensation policy to permit non-employee directors to elect to receive all or a portion of the annual cash compensation in the form of shares of our common stock.

        In addition, under our non-employee director compensation policy, each non-employee director elected to our Board of Directors will receive an option to purchase shares of common stock with an aggregate Black-Scholes option value of $212,500. The shares subject to each such stock option will vest monthly over a three year period, subject to the director's continued service as a director. Further, on the date of each annual meeting of stockholders each non-employee director that continues to serve as a non-employee member on our Board of Directors will receive an option to purchase shares of common stock with an aggregate Black-Scholes option value of $106,500. The shares subject to each such stock option will vest on the one year anniversary of the grant date, subject to the director's continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders.

Director Compensation Table

        The following table sets forth information regarding compensation earned during the year ended December 31, 2017 by our non-employee directors for service on the Board of Directors from January 1, 2017 to December 31, 2017. Timothy T. Goodnow, our President and Chief Executive Officer, also served on our Board of Directors, but did not receive any additional compensation for his service as a director and therefore is not included in the table below. Dr. Goodnow's compensation as an executive officer is set forth above under "Executive Compensation—Summary Compensation Table."

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
Stephen P. DeFalco(3)	62,625	106,500	169,125
M. James Barrett(3)	39,000	106,500	145,500
Edward J. Fiorentino(4)	48,500	106,500	155,000
Justin Klein(3)	48,500	106,500	155,000
Douglas S. Prince(4)	57,750	106,500	164,250
Douglas A. Roeder(3)	51,600	106,500	158,100
Steven Edelman(5)	39,000	106,500	145,500

(1)
In October 2017, we granted Messrs. DeFalco, Barrett, Fiorentino, Klein and Edelman 5,218, 3,250, 4,041, 4,041 and 3,250 shares of common stock, respectively, in lieu of their quarterly retainer fees of $15,656, $9,750, $12,125, $12,125 and $9,750, respectively.

(2)
This column reflects the full grant date fair value for stock options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our consolidated financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing stock awards are described in Note 12 to our audited consolidated financial statements included in this Annual Report.

(3)
As of December 31, 2017, this director held options to purchase 183,446 shares of our common stock.

(4)
As of December 31, 2017, this director held options to purchase 267,346 shares of our common stock.

(5)
As of December 31, 2017, this director held options to purchase 223,416 shares of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,840,926	$1.66	2,554,921
Equity compensation plans not approved by security holders	—	—	—
Total	20,840,926		2,554,921

 TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        We have adopted a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED PARTY TRANSACTIONS

        Except as described below, there have been no transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under "Executive Compensation" and "Non-Employee Director Compensation."

Participation in Public Offering

        On June 1, 2017, Roche Finance Ltd. and entities affiliated with New Enterprise Associates, each of which is a holder of more than 5% of our common stock, purchased an aggregate of 21,276,596 shares and 7,092,198 shares, respectively, of our common stock in our May 2017 underwritten offering. All shares were purchased at the price of $1.41 per share.

Registration Rights Agreement

        We have entered into a registration rights agreement with certain of our 5% stockholders.

        The registration rights agreement, among other things grants certain of our stockholders specified registration rights with respect to shares of our common stock issued upon conversion of the shares of Senseonics, Incorporated stock previously held by them.

Indemnification Agreements

        Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board of Directors.

        In addition, we have entered into an indemnification agreement with our directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Senseonics Holdings, Inc., Attn: Corporate Secretary, 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

R. Don Elsey Secretary

Dated: April 30, 2018

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005.

MMMMMMMMMMMM . Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Steven Edelman 02 - Edward J. Fiorentino 03 - Peter Justin Klein For Against Abstain ForAgainst Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 450,000,000 shares. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 7 4 7 2 9 2 02U18B MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Senseonics Holdings, Inc. Notice of 2018 Annual Meeting of Shareholders Holiday Inn Express, 20260 Goldenrod Lane, Germantown, MD 20876 Proxy Solicited by Board of Directors for Annual Meeting – May 30, 2018 Timothy T. Goodnow and R. Don Elsey, or together or either of them, referred to herein as the Proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Senseonics Holdings, Inc. to be held on May 30, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees, and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 29, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/sens • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Steven Edelman 02 - Edward J. Fiorentino 03 - Peter Justin Klein For Against Abstain ForAgainst Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 250,000,000 shares to 450,000,000 shares. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 3 2 D V3 7 4 7 2 9 1 02U17B MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Senseonics Holdings, Inc. Stockholders Wednesday, May 30, 2018 at 9:00 a.m. Local Time Holiday Inn Express 20260 Goldenrod Lane Germantown, MD 20876 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Senseonics Holdings, Inc. Notice of 2018 Annual Meeting of Shareholders Holiday Inn Express, 20260 Goldenrod Lane, Germantown, MD 20876 Proxy Solicited by Board of Directors for Annual Meeting – May 30, 2018 Timothy T. Goodnow and R. Don Elsey, or together or either of them, referred to herein as the Proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Senseonics Holdings, Inc. to be held on May 30, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees, and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

QuickLinks

To be Held On May 30, 2018
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " EACH NAMED NOMINEE.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
TRANSACTIONS WITH RELATED PERSONS RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS